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                                                                EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of BROKAT Aktiengesellschaft of our report dated April 19, 2000, except for Note 15 as to which the date is June 20, 2000 relating to the financial statements of Blaze Software, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


San Jose, California
August 22, 2000